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                                                                     EXHIBIT 4.6

                          WAIVER OF REGISTRATION RIGHTS

     This Waiver of Registration Rights is entered into and effective as of June 27, 2002, by and between Alderwoods Group, Inc. (the "Company") and Angelo Gordon & Co. ("Angelo Gordon").

                                    RECITALS

     A. Pursuant to the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries, dated as of September 10, 2001 (as modified, the "Plan"), Angelo Gordon, Franklin Mutual Advisers, LLC, GSCP Recovery, Inc., GSC Recovery II, L.P. and Oaktree Capital Management, LLC (collectively, the "Eligible Holders") each received distributions or otherwise became the beneficial owners of certain of the Company's 11% Senior Secured Notes due 2007 and 12 1/4% Senior Notes due 2009 (collectively, the "Registrable Notes") and certain shares of the Company's common stock, par value $0.01 per share (the "Registrable Shares"), as well as certain of the Company's 12 1/4% Senior Notes due 2004, which were subsequently redeemed in full.

     B. Pursuant to the Debt Registration Rights Agreement by and among the Company and the Eligible Holders, dated as of January 2, 2002 (the "Debt Registration Rights Agreement"), the Company has agreed to provide for the registration of the sale of the Registrable Notes by the Eligible Holders and certain of their transferees on the terms set forth in the Debt Registration Rights Agreement.

     C. Pursuant to the Equity Registration Rights Agreement by and among the Company and the Eligible Holders, dated as of January 2, 2002 (the "Equity Registration Rights Agreement"), the Company has agreed to provide for the registration of the sale of the Registrable Shares by the Eligible Holders and certain of their transferees on the terms set forth in the Equity Registration Rights Agreement.

     D. The Company has offered to, and did include, the Registrable Notes and Registrable Shares of Angelo Gordon as securities to be registered in the Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission (the "SEC") by the Company on April 1, 2002 (as amended, the "Shelf Registration Statement").

     E. The Shelf Registration Statement has not yet become effective, pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     F. Angelo Gordon now desires to remove its Registrable Notes from the Shelf Registration Statement and waive any rights it may have under the Debt Registration Rights Agreement to cause the Company to effect the registration of such Registrable Notes.


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     G. Angelo Gordon and the Company acknowledge that it will take time to modify the Shelf Registration Statement to reflect the removal of Angelo Gordon's Registrable Notes and, accordingly, Angelo Gordon has further agreed to waive any rights that it may have under the Equity Registration Rights Agreement if the Shelf Registration Statement does not become effective pursuant to the Securities Act within 90 days after the date on which the Shelf Registration Statement was initially filed with the SEC.

     NOW, THEREFORE, in accordance with Section 9.5 of the Debt Registration Rights Agreement and Section 9.5 of the Equity Registration Rights Agreement and in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. As promptly as reasonably practicable, the Company will file a pre-effective amendment to the Shelf Registration Statement that will remove Angelo Gordon's Registrable Notes as securities to be registered thereunder.

     2. Angelo Gordon hereby waives all of its rights under the Debt Registration Rights Agreement.

     3. Angelo Gordon hereby waives any rights that it may have under the Equity Registration Rights Agreement if the Shelf Registration Statement is not declared effective within 90 calendar days after the date on which it was initially filed with the SEC, provided that the Company uses its reasonable best efforts to cause the Shelf Registration Statement to be declared effective within 120 calendar days after the date on which the Shelf Registration Statement was initially filed with the SEC.


                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above.



                                      ALDERWOODS GROUP, INC.


                                      By: /s/ ELLEN NEEMAN
                                          ------------------------------------
                                          Ellen Neeman, Senior Vice President,
                                          Legal and Compliance



                                      ANGELO GORDON & CO.


                                      By: /s/ JEFFREY H. ARONSON
                                          ------------------------------------
                                          Name: Jeffrey H. Aronson
                                          Title: Authorized Signatory



                                      AG CAPITAL FUNDING PARTNERS, L.P.

                                          By: ANGELO, GORDON & CO, L.P.,
                                              AS INVESTMENT ADVISOR

                                              By: /s/ JOHN W. FRASER
                                                  ----------------------------
                                                  Name: John W. Fraser
                                                  Title: Managing Director